Exhibit 99.1

LETTER OF TRANSMITTAL
Offer To Exchange
Warrants to Acquire Class A-1 Common Stock of Accel Entertainment, Inc.
for
Shares of Class A-1 Common Stock of Accel Entertainment, Inc.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON AUGUST 11, 2020, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

ACCEL ENTERTAINMENT, INC.

By Mail: Accel Entertainment, Inc. 140 Tower Drive Burr Ridge, Illinois 60527 (630) 972 -2235 ATTN: Warrant Exchange
THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY (AS DEFINED BELOW). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
Accel Entertainment, Inc. (the “Company,” “we,” “our” and “us”), a Delaware corporation, has delivered to the undersigned a copy of the Prospectus/Offer to Exchange dated July 14, 2020 (the “Prospectus/Offer to Exchange”) of the Company and this letter of transmittal (as it may be supplemented and amended from time to time, this “Letter of Transmittal”), which together set forth the offer of the Company to the holders of its warrants to receive 0.250 shares of the Company’s Class A-1 common stock, par value $0.0001 per share, of the Company (“Class A-1 Common Stock”) in exchange for each such warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”).
The Offer is being made to:

•
All holders of the Company’s warrants to purchase the Company’s Class A-1 Common Stock that were originally sold as part of the units issued in the Company’s initial public offering, which closed on June 30, 2017 (the “Pace IPO”), referred to as the “Pace Public Warrants.” The Pace Public Warrants entitle such warrant holders to purchase one share of Class A-1 Common Stock for a purchase price of $11.50, subject to certain adjustments. Our Class A-1 Common Stock and Accel Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ACEL,” and “ACEL.WS”, respectively. As of June 1, 2020, there were 14,999,982 Pace Public Warrants outstanding. The Company previously provided notice that it will redeem 100% of the Pace Public Warrants in accordance with their terms on July 16, 2020. Accordingly, although the Offer is extended to the Pace Public Warrants, the redemption of the Pace Public Warrants is expected to be consummated prior to the expiration of the Offer, and therefore no Pace Public Warrants are expected to remain outstanding at the time the Offer is consummated. Following the redemption, Accel’s warrants may no longer meet the continued listing standards of the NYSE and may be delisted.

•
All holders of the Company’s Warrants to purchase the Company’s Class A-1 Common Stock that were (i) privately offered in connection with Pace IPO, based on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), referred to as the “Pace Private Placement Warrants”, (ii) privately offered in connection with the business combination consummated by the Company on November 20, 2019, referred to as the “Business Combination Private Placement Warrants” and (iii) issued in a registered offering in connection with the business combination, referred to as the “Accel Public Warrants” (collectively, referred to as the “Outstanding Warrants”, and the Outstanding Warrants together with the Pace Public Warrants, the “Accel Warrants”). The Outstanding Warrants entitle such warrantholders to purchase one share of the Company’s Class A-1 Common Stock for a purchase price of $11.50, subject to certain adjustments. As of June 1, 2020, there were 7,333,326 Outstanding Warrants, of which 5,683,378 were held by the Company’s affiliates. Pursuant to the Offer, the Company is offering up to an aggregate of 1,833,293 shares of the Company’s Class A-1 Common Stock in exchange for the Outstanding Warrants.

Our Class A-1 Common Stock and Accel Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ACEL,” and “ACEL.WS”, respectively. The Pace Private Placement Warrants and Pace Public Warrants are governed by the Warrant Agreement, dated as of June 27, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “IPO Warrant Agreement”). The Accel Public Warrants and the Business Combination Private Placement Warrants are governed by the Warrant Agreement, dated as of November 20, 2019, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Business Combination Warrant Agreement” and, together with the IPO Warrant Agreement, the “Warrant Agreements”).
Each of the following (and/or an affiliate thereof) have agreed to tender their Outstanding Warrants in the Offer pursuant to a Tender and Exchange Agreement, dated as of June 16, 2020: (i) Andrew Rubenstein, our Chief Executive Officer, President and Director, (ii) Brian Carroll, our Chief Financial Officer, (iii) Derek Harmer, our General Counsel and Chief Compliance Officer, (iv) Gordon S. Rubenstein, a member of our board of directors, (v) David W. Ruttenberg, a member of our board of directors, (vi) the Clairvest Investors (as defined in the Prospectus/Offer to Exchange), which is affiliated with Kenneth B. Rotman, a member of our board of directors and (vii) the Pace Sponsor Members (as defined in the Prospectus/Offer to Exchange). The Tender and Exchange Agreement, which is further described in the Prospectus/Offer to Exchange, relates to approximately 94% of the Outstanding Warrants. See the section of the Prospectus/Offer to Exchange entitled “The Offer — Interests of Directors, Executive Officers and Others.”
The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in this Letter of Transmittal. The Offer will be open until 11:59 p.m., Eastern Daylight Time, on August 11, 2020, or such later time and date to which we may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).
Each Accel Warrant holder whose Accel Warrants are exchanged pursuant to the Offer will receive 0.250 shares of Class A-1 Common Stock in exchange for each Accel Warrant tendered by such holder and exchanged. Any Accel Warrant holder that participates in the Offer may tender some or all of its Accel Warrants for exchange.
No fractional shares of Class A-1 Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Accel Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, have the number of shares rounded down to the nearest whole number of Class A-1 Common Stock issued to such holder.
We may withdraw the Offer only if the conditions to the Offer are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Accel Warrants to the holders.

This Letter of Transmittal is to be used to accept the Offer if the applicable Accel Warrants are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Except in instances where a holder intends to tender Accel Warrants through ATOP, the holder should complete, execute and deliver this Letter of Transmittal to indicate the action it desires to take with respect to the Offer.
Holders of Accel Warrants tendering Accel Warrants by book-entry transfer to the Exchange Agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the Offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an “Agent’s Message” to the Exchange Agent for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the Agent’s Message.
As used in this Letter of Transmittal with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name Accel Warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Accel Warrants.
THE OFFER IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.
PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL BEGINNING ON PAGE 10 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL.

DESCRIPTION OF WARRANTS TENDERED
List below the Accel Warrants to which this Letter of Transmittal relates. If the space below is inadequate, list the registered Accel Warrant certificate numbers on a separate signed schedule and affix the list to this Letter of Transmittal.

Name(s) and Address(es) of Registered Holder(s) of Accel Warrants	Number of Accel Warrants Tendered
Total:

☐
CHECK HERE IF THE WARRANTS LISTED ABOVE ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
Account Number:
Transaction Code Number:
By crediting the Accel Warrants to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Offer, including, if applicable, transmitting to the Exchange Agent an Agent’s Message in which the holder of the Accel Warrants acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owner(s) of such Accel Warrants all provisions of this Letter of Transmittal applicable to it and such beneficial owner(s) as fully as if it had completed the required information and executed and transmitted this Letter of Transmittal to the Company.
SETTLEMENT DATE ELECTION
Indicate below the date on which you which you wish to receive all shares of Class A-1 Common Stock issuable to you in respect of Accel Warrants validly tendered and not withdrawn in connection with the Offer (such date, an “Alternative Settlement Date”). In the event you chose an Alternative Settlement Date, you will be entitled to receive all shares of Class A-1 Common Stock due in respect of your Accel Warrants validly tendered and not withdrawn in connection with the Offer on or around such date, and will not be permitted to effect a settlement of such Class A-1 Common Stock on any date other than the Alternative Settlement Date and in any amount less than the number of shares of Class A-1 Common Stock due in exchange for such Accel Warrants pursuant to the terms of the Offer. In the event that the Company is not able to effect the settlement of the Class A-1 Common Stock on the Alternative Settlement Date, the Company will effect such settlement as soon as practicable thereafter.

☐	CHECK HERE IF YOU ELECT AN ALTERNATIVE SETTLEMENT DATE, AND, IF SO, INDICATE THE DATE OF SUCH SETTLEMENT BELOW, WHICH MUST BE PRIOR TO DECEMBER 31, 2020:
Date:
By electing an Alternative Settlement Date, you agree to waive any and all rights with respect to enforcement, if any, under Rule 13d-4(f)(8) of the Securities Exchange Act of 1934, as amended.
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
ACCOMPANYING INSTRUCTIONS CAREFULLY.

Accel Entertainment, Inc.
140 Tower Drive
Burr Ridge, Illinois 60527
(630) 972 -2235
ATTN: Warrant Exchange

Upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and in this Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby:

(i)	tenders to the Company for exchange pursuant to the Offer the number of Accel Warrants indicated above under “Description of Warrants Tendered — Number of Warrants Tendered;” and

(ii)
subscribes for the shares of Class A-1 Common Stock issuable upon the exchange of such tendered Accel Warrants pursuant to the Offer, being 0.250 shares of Class A-1 Common Stock for each Accel Warrant so tendered for exchange.

Except as stated in the Prospectus/Offer to Exchange, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Prospectus/Offer to Exchange and this Letter of Transmittal. The undersigned understands that this tender may not be withdrawn after the Expiration Date, and that a notice of withdrawal will be effective only if delivered to the Company in accordance with the specific withdrawal procedures set forth in the Prospectus/Offer to Exchange.
If the undersigned holds Accel Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof a duly completed and executed form of “Instructions Form” in the form attached to the “Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees,” which was sent to the undersigned by the Company with this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.
The undersigned understands that, upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and this Letter of Transmittal, Accel Warrants properly tendered and not withdrawn that are accepted for exchange will be exchanged for shares of Class A-1 Common Stock. The undersigned understands that they may, at their sole option, elect to delay settlement of delivery of Class A-1 Common Stock that would otherwise be due upon termination of the Offer in exchange for the undersigned’s Accel Warrants up to and until December 31, 2020. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Accel Warrants tendered (including any Accel Warrants tendered after the Expiration Date). If any Accel Warrants are not accepted for exchange for any reason or if tendered Accel Warrants are withdrawn, such unexchanged or withdrawn Accel Warrants will be returned without expense to the tendering holder.
Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of Accel Warrants for exchange pursuant to the Offer as indicated under “Description of Warrants Tendered — Number of Warrants Tendered” above, the undersigned hereby:

(i)
assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such Accel Warrants;

(ii)
waives any and all rights with respect to such Accel Warrants, if any, including all rights of private enforcement under Rule 13d-4(f)(8) of the Securities Exchange Act of 1934, as amended, with respect to prompt settlement requirements;

(iii)	releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such Accel Warrants;

(iv)	acknowledges that the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; and

(v)	acknowledges the future value of the Accel Warrants is unknown and cannot be predicted with certainty.
The undersigned understands that tenders of Accel Warrants pursuant to any of the procedures described in the Prospectus/Offer to Exchange and in the instructions in this Letter of Transmittal, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.
Effective upon acceptance for exchange, the undersigned hereby irrevocably constitutes and appoints the Company, and Exchange Agent, acting as agent for the Company, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Accel Warrants tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	transfer ownership of such Accel Warrants on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of the Company;

(ii)	present such Accel Warrants for transfer of ownership on the books of the Company;

(iii)
cause ownership of such Accel Warrants to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iv)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Accel Warrants;
all in accordance with the terms of the Offer, as described in the Prospectus/Offer to Exchange and this Letter of Transmittal.
The undersigned hereby represents, warrants and agrees that:

(i)	the undersigned has full power and authority to tender the Accel Warrants tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such Accel Warrants;

(ii)	the undersigned has full power and authority to subscribe for all of the shares of Class A-1 Common Stock issuable pursuant to the Offer in exchange for the Accel Warrants tendered hereby;

(iii)
the undersigned has good, marketable and unencumbered title to the Accel Warrants tendered hereby, and upon acceptance of such Accel Warrants by the Company for exchange pursuant to the Offer the Company will acquire good, marketable and unencumbered title to such Accel Warrants, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iv)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(v)	the undersigned has received and reviewed the Prospectus/Offer to Exchange and this Letter of Transmittal;

(vii)
the undersigned acknowledges that none of the Company, the Exchange Agent or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, the Offer, the Accel Warrants, or the shares of Class A-1 Common Stock, other than the information included in the Prospectus/Offer to Exchange (as amended or supplemented prior to the Expiration Date);

(viii)	the terms and conditions of the Prospectus/Offer to Exchange shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

(ix)	the undersigned understands that tenders of Accel Warrants pursuant to the Offer and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(x)	the undersigned is voluntarily participating in the Offer; and

(xi)	the undersigned agrees to all of the terms of the Offer.
Unless otherwise indicated under “Special Issuance Instructions” below, the Company will issue in the name(s) of the undersigned as indicated under “Description of Warrants Tendered” above, the shares of Class A-1 Common Stock to which the undersigned is entitled pursuant to the terms of the Offer in respect of the Accel Warrants tendered and exchanged pursuant to this Letter of Transmittal. If the “Special Issuance Instructions” below are completed, the Company will issue such shares of Class A-1 Common Stock in the name of (and pay cash in lieu of any fractional shares to) the person or account indicated under “Special Issuance Instructions.”
The undersigned agrees that the Company has no obligation under the “Special Issuance Instructions” provision of this Letter of Transmittal to effect the transfer of any Accel Warrants from the holder(s) thereof if the Company does not accept for exchange any of the Accel Warrants tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal will be deemed to be automatically repeated and reconfirmed on and as of each of the Expiration Date and completion of the Offer. The authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in the Offer.

SPECIAL ISSUANCE INSTRUCTIONS
(SEE INSTRUCTIONS, INCLUDING
INSTRUCTIONS 3, 4 AND 5)
To be completed ONLY if the shares of Class A-1 Common Stock issued pursuant to the Offer in exchange for Accel Warrants tendered hereby and any Accel Warrants delivered to the Company herewith but not tendered and exchanged pursuant to the Offer, are to be issued in the name of someone other than the undersigned. Issue all such shares of Class A-1 Common Stock and untendered Accel Warrants to:

Name:

Address:
(PLEASE PRINT OR TYPE)
(INCLUDE ZIP CODE)
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
IMPORTANT: PLEASE SIGN HERE
(SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9
OR APPROPRIATE IRS FORM W-8)
By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the Accel Warrants indicated in the table above entitled “Description of Warrants Tendered.”
SIGNATURES REQUIRED
Signature(s) of Registered Holder(s) of Warrants

X

X

Date:
(The above lines must be signed by the registered holder(s) of Accel Warrants as the name(s) appear(s) on the Accel Warrants or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Accel Warrants to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 3 regarding the completion and execution of this Letter of Transmittal.)

Name:

Capacity:

Address:

Area Code and Telephone Number:
(PLEASE PRINT OR TYPE)
(INCLUDE ZIP CODE)

GUARANTEE OF SIGNATURE(S) (IF REQUIRED)
(SEE INSTRUCTIONS, INCLUDING INSTRUCTION 4)
Certain signatures must be guaranteed by Eligible Institution.
Signature(s) guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Including Zip Code

Area Code and Telephone Number

Date:

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Letter of Transmittal and Warrants. This Letter of Transmittal is to be used only if tenders of Accel Warrants are to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP with respect to such tenders.
Accel Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Prospectus/Offer to Exchange. In order for Accel Warrants to be validly tendered by book-entry transfer, the Company must receive the following prior to the Expiration Date, except as otherwise permitted by use of the procedures for guaranteed delivery as described below:

(i)	timely confirmation of the transfer of such Accel Warrants to the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”);

(ii)	either a properly completed and duly executed Letter of Transmittal, or a properly transmitted “Agent’s Message” if the tendering Accel Warrant holder has not delivered a Letter of Transmittal; and

(iii)	any other documents required by this Letter of Transmittal.
The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Accel Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.
Delivery of a Letter of Transmittal to the DTC will not constitute valid delivery to the Company.
THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE DELIVERED THROUGH ATOP, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Neither the Company nor the Exchange Agent is under any obligation to notify any tendering holder of the Company’s acceptance of tendered Accel Warrants.
2. Guaranteed Delivery. Accel Warrant holders desiring to tender Accel Warrants pursuant to the Offer but whose Accel Warrants cannot otherwise be delivered with all other required documents to the Company prior to the Expiration Date may nevertheless tender Accel Warrants, as long as all of the following conditions are satisfied:

(i)	the tender must be made by or through an “Eligible Institution” (as defined in Instruction 4);

(ii)
a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Company to the undersigned with this Letter of Transmittal (with any required signature guarantees) must be received by the Company, at its address set forth in this Letter of Transmittal, prior to the Expiration Date; and

(iii)
a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Accel Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer without delivery of a Letter of Transmittal, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the Company within two days that the NYSE is open for trading after the date the Company receives such Notice of Guaranteed Delivery, all as provided in the Prospectus/Offer to Exchange.

An Accel Warrant holder may deliver the Notice of Guaranteed Delivery by facsimile transmission or mail to the Company.
Except as specifically permitted by the Prospectus/Offer to Exchange, no alternative or contingent exchanges will be accepted.
3. Signatures on Letter of Transmittal and other Documents. For purposes of the tender procedures set forth in this Letter of Transmittal, the term “registered holder” means any person in whose name Accel Warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Accel Warrants.
If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to the Company proper evidence satisfactory to the Company of the authority so to act.
4. Guarantee of Signatures. No signature guarantee is required if:

(i)	this Letter of Transmittal is signed by the registered holder of the Accel Warrants and such holder has not completed the box entitled “Special Issuance Instructions”; or

(ii)
such Accel Warrants are tendered for the account of an Eligible Institution. An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.
5. Warrants Tendered. Any Accel Warrant holder who chooses to participate in the Offer may exchange some or all of such holder’s Accel Warrants pursuant to the terms of the Offer.
6. Inadequate Space. If the space provided under “Description of Warrants Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of Accel Warrants being delivered herewith, and number of such Accel Warrants tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal.
7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Accel Warrants to the Company in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

(i)	If shares of Class A-1 Common Stock are to be registered or issued in the name of any person other than the person signing this Letter of Transmittal; or

(ii)	if tendered Accel Warrants are registered in the name of any person other than the person signing this Letter of Transmittal.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Accel Warrants tendered by such holder.
8. Validity of Tenders. All questions as to the number of Accel Warrants to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Accel Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Accel Warrants it determines not to be in proper form or to reject those Accel Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Accel Warrant, whether or not similar defects or irregularities are waived in the case of other tendered Accel Warrants. The Company’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Accel Warrants must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Accel Warrants, and none of them will incur any liability for failure to give any such notice. Tenders of Accel Warrants will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any Accel Warrants received by the Company that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Company to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date. Accel Warrant holders who have any questions about the procedure for tendering Accel Warrants in the Offer should contact the Company at the address and telephone number indicated herein.
9. Waiver of Conditions. The Company reserves the absolute right to waive any condition, other than as described in the section of the Prospectus/Offer to Exchange entitled “The Offer — General Terms — Conditions to the Offer.”
10. Withdrawal. Tenders of Accel Warrants may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Prospectus/Offer to Exchange entitled “The Offer — Withdrawal Rights.” Accel Warrant holders can withdraw tendered Accel Warrants at any time prior to the Expiration Date, and Accel Warrants that the Company has not accepted for exchange by August 18, 2020, may thereafter be withdrawn at any time after such date until such Accel Warrants are accepted by the Company for exchange pursuant to the Offer. Except as otherwise provided in the Prospectus/Offer to Exchange, in order for the withdrawal of Accel Warrants to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Prospectus/Offer to Exchange entitled “The Offer — Withdrawal Rights” must be timely received from the holder by the Company at its address stated herein, together with any other information required as described in such section of the Prospectus/Offer to Exchange. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company, the Exchange Agent, or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Accel Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, at any time prior to the Expiration Date, an Accel Warrant holder may re-tender withdrawn Accel Warrants by following the applicable procedures discussed in the Prospectus/Offer to Exchange and this Letter of Transmittal.
11. Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Prospectus/Offer to Exchange, Letter of Transmittal or other materials, in writing to the Company at:
Accel Entertainment, Inc.
140 Tower Drive
Burr Ridge, Illinois 60527
(630) 972 -2235
ATTN: Warrant Exchange
warrant@accelentertainment.com

IMPORTANT: THIS LETTER OF TRANSMITTAL, OR THE “AGENT’S MESSAGE” (IF TENDERING PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITHOUT EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL), TOGETHER WITH THE TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 11:59 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, UNLESS A NOTICE OF GUARANTEED DELIVERY IS RECEIVED BY THE COMPANY BY SUCH DATE.

The Exchange Agent for the Offer is:
Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Corporate Actions/Accel Entertainment Warrant Tender
Questions or requests for assistance may be directed to the Company at the address and telephone number listed below. Additional copies of the Prospectus/Offer to Exchange, this Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Company. Any Accel Warrant holder may also contact its broker, dealer, commercial bank or trust company for assistance concerning the Offer.
Accel Entertainment, Inc.
140 Tower Drive
Burr Ridge, Illinois 60527
(630) 972 -2235
ATTN: Warrant Exchange
warrant@accelentertainment.com